Exhibit 99.2
CORRECTING and REPLACING NYMAGIC, INC. Declares Dividend Last Update: 4:51 PM ET Feb 22, 2006
NEW YORK, Feb 22, 2006 (BUSINESS WIRE) — In the third graph, the day of the conference call is corrected to read Tuesday March 7 (sted: Wednesday March 7) The corrected release reads as follows:
NYMAGIC, INC. DECLARES DIVIDEND
The Board of Directors of NYMAGIC, INC. (NYM :26.20, +0.39, +1.5% ) announced today that it has declared a dividend to shareholders of six cents per share, payable on April 5, 2006 to shareholders of record on March 31, 2006.
A. George Kallop, President and Chief Executive Officer commented, “This dividend to our shareholders reflects our continuing confidence in the financial strength of the Company.”
NYMAGIC, INC. also announced that it will release fourth quarter 2005 financial results on March 6, 2006 and that it will hold a conference call on its fourth quarter 2006 financial results live on Tuesday March 7, 2006 at 9:00 A.M. EST. The call will last for up to one hour. Investors and interested parties will have the opportunity to listen to and join in the call by calling (800) 340-2732, entering Conference ID # 5845445 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing (800) 642-1687 or (706) 645-9291 and entering Conference ID #5845445.
NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.
Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance and the Company’s ability to pay dividends in 2006 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the value of the Company’s investment portfolio, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results for the 2005 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

SOURCE: NYMAGIC, INC.
NYMAGIC, INC. A. George Kallop, 212-551-0744 or Richard Lewis Communications, Inc.
Richard Lewis,212-827-0020
Copyright Business Wire 2006

Gregory Q. Tiberend
EVP & COO
Richard Lewis Communications, Inc.
35 W. 35th Street, Suite 505
New York, NY 10001
212-827-0020 office
917-406-1880 mobile
gtiberend@rlcinc.com